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                                                                       EXHIBIT 5

                            THOMPSON HINE & FLORY LLP
                           2000 Courthouse Plaza N.E.
                                  P.O. Box 8801
                              Dayton, OH 45401-8801

                                September 28, 1998

Omnicare, Inc.
50 East RiverCenter Blvd.
Suite 1530
Covington, KY 41011

Ladies and Gentlemen:

         Reference is made to the offering by certain stockholders of Omnicare, Inc., a Delaware corporation (the "Company"), of up to an aggregate of 301,379 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), pursuant to a Registration Statement on Form S-3 being filed under the Securities Act of 1933 (the "Registration Statement"). The Shares are comprised of:

         (i)    55,384 Shares issued to Martin Weiss;

         (ii)   27,692 Shares issued to Solomon Goldner;

         (iii)  9,231 Shares issued to Ronald J. Mayer;

         (iv)   8,174 Shares issued to Strategic Alliance Network;

         (v)    8,145 Shares issued to Edwin Bernstein;

         (vi)   8,145 Shares issued to Benjamin Yellin;

         (vii)  23,545 Shares issued to Anthony Chase;

         (viii) 23,545 Shares issued to Kathy Chase;

         (ix)   83,269 Shares issued to Cherry Hill Pharmacy, Inc.; and

         (x)    54,249 Shares issued to LTPC, Inc.

         As counsel for the Company, we have examined and are familiar with the Restated Certificate of Incorporation, as amended, of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:


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                 1. The Company is a corporation duly organized, validly
existing and in good standing under the laws of the State of Delaware.

                 2. The Shares are duly authorized, validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. Except as set forth in the preceding sentence, this opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

                                      Very truly yours,

                                      /s/ Thompson Hine & Flory LLP


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